UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 15, 2005

ALCOA INC.

(Exact name of Registrant as specified in its charter)

Pennsylvania	1-3610	25-0317820
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

201 Isabella Street, Pittsburgh, Pennsylvania	15212-5858
(Address of Principal Executive Offices)	(Zip Code)

Office of Investor Relations 212-836-2674

Office of the Secretary 412-553-4707

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 15, 2005, the Compensation and Benefits Committee (the “Committee”) of the Board of Directors of Alcoa Inc. (“Alcoa”) approved the following changes for performance-based equity awards granted for 2005 and future years under the shareholder-approved 2004 Alcoa Stock Incentive Plan:

•	Corporate performance will be based on Alcoa’s return on capital relative to the median return on capital of Alcoa’s selected external comparator group of companies, rather than Alcoa’s return on capital percentile rank within the comparator group.

•	Earned awards will continue to range from 0% to 200% of target depending on corporate performance, but a minimum earned award of 60% of target will be provided if Alcoa’s return on capital meets or exceeds its cost of capital for the performance period. Individual awards may be adjusted as deemed appropriate in the Committee’s business judgment.

•	The comparator group of companies, composed of companies in the Standard & Poor’s Materials Index and the competitor companies shown in the stock performance graph in Alcoa’s proxy statement dated February 22, 2005 (the “2005 Proxy Statement”), will be expanded to include Novelis Inc.

No change was made to the performance period (one-year), vesting provisions (three-year cliff vesting after the date of grant) or dividend equivalent payment provisions of the awards. Approximately 60 Alcoa senior executives, including the five executive officers named in the 2005 Proxy Statement and Alcoa’s other executive officers, are eligible for performance-based equity awards.

Alcoa has previously filed with the Securities and Exchange Commission the 2004 Alcoa Stock Incentive Plan (see exhibit 10(c) to Alcoa’s Form 10-Q for the quarter ended June 30, 2004), and the original Form of Agreement for Performance Share Awards and Rules for Performance Share Awards (see exhibits 10(c) and 10(f), respectively, to Alcoa’s Form 10-Q for the quarter ended September 30, 2004).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALCOA INC.

By:	/s/ Lawrence R. Purtell
Lawrence R. Purtell
Executive Vice President and
General Counsel

Dated: September 20, 2005

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